Exhibit 10.4
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OR REGULATION S OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
INDIA GLOBALIZATION CAPITAL, INC.
UNSECURED PROMISSORY NOTE

$3,000,000.00	February 5, 2007 Bethesda, MD
     1. Principal and Interest.
     1.1 India Globalization Capital, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to the order of Oliveira Capital, LLC or its assigns (the “Investor” or the “Holder”) the amount of Three Million Dollars ($3,000,000) plus interest, as set forth hereinafter.
     1.2 This Promissory Note (the “Note”) shall bear interest from the date of issuance of this Note until paid in full at a rate equal to eight percent (8%) per annum. This Note, including all interest earned on the principal amount of this Note, shall be due and payable on the earlier of (a) one year from the date of the issuance of this Note or (b) the date of consummation of a Business Combination (the “Due Date”). A “Business Combination” means an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise by the Company of an operating business whose primary operations are in India .
     1.3 Payments of both principal and interest are to be made at the address of the Holder set forth in Section 6 below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United Sates of America. Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.
     1.4 This Note is issued pursuant to that certain Note and Warrant Purchase Agreement dated of even date herewith between the Company and Holder (the “Purchase Agreement”). The provisions of this Note are a statement of the rights of the Holder and the conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees.
     2. Prepayment. Notwithstanding anything else set forth herein, the Company may pre-pay this Note in whole or in part.

     3. Use of Proceeds. To fund the investment by the Company in convertible debentures (the “Debentures”) of MBL, Limited (“MBL”) as a precursor to a potential acquisition of MBL by the Company.
     4.  Source of Repayment.
     4.1 As set forth in greater detail in the Company’s prospectus, the Company has deposited the bulk of its funds in a trust account (the “Trust Fund”) which may be released to the Company only in the event of the consummation of a Business Combination or a liquidation of the Company. The Holder shall not be entitled to repayment of the Note out of the Trust Fund and shall be required to waive any right to payment out of the Trust Fund.
     4.2 As security for the prompt repayment of all sums due hereunder, the Company has granted to the Holder a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under (i) the Debentures, (ii) all certificates evidencing the Debentures (“Securities”), and (iii) and any and all proceeds therefrom (“Collateral”). In the event that the Note matures prior to the consummation of a Business Combination the sole recourse of the Holder will be against the Collateral.
     4.3 The term “Securities” as used herein shall also mean and include, without limitation, any securities into which the Securities are converted or for which they are exchanged, any stock dividend and/or distribution or exchange of stock in connection with any reorganization, recapitalization, reclassification, or increase or reduction of capital, if any, to which the Company shall become entitled for any reason whatsoever as an addition to, in substitution for, or in exchange for any portion of the aforesaid Securities.
     5. Assignment. Subject to the restrictions on transfer described in Section                      hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, the person or entity to whom such rights, interests and obligations were assigned shall have and exercise all of the Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.
     6. Waiver and Amendment. Any provision of this Note may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of the Investors holding a majority of the aggregate principal amount of the Unsecured Convertible Promissory Notes which are the subject of the Purchase Agreement.
     7. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company’s ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within ten (10) business days after receiving notice of the transfer, the Holder may effect such transfer. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.
     8. Notices. Any notice, request, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered, or five (5) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:
     If to Investor: at the address indicated on the signature page hereto.

If to Company:	India Globalization Capital, Inc.
4336 Montgomery Avenue
Bethesda, MD 20814
Attention: Ram Mukunda

And

PO Box 60642
Potomac, MD 20859

Telecopier: (240) 465-0273
Phone: (301) 983-0998
Email: ram@indiaglobal.com

With a copy to:	Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C. 20006
Attention: Stanley S. Jutkowitz
Telecopier: (202) 828-5393
Phone: (202) 828-3568
Each of the above addressees may change its address for purposes of this Section 6 by giving to the other addressee notice of such new address in conformance with this Section 6.
     9. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.
     10. Usury Disclosure. Regardless of any provision contained in this Note, it is expressly stipulated and agreed that the intent of the Holder and the Company is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of Maryland would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, the indebtedness evidenced by this Note, or if any prepayment by the Company results in the Company’s having paid any interest in excess of that permitted by law, then it is the Holder’s and the Company’s express intent that all excess amounts theretofore collected by the Holder be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.
     11. Accredited Investor. The Holder represents and warrants that he/she/it is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.
     12. Governing Law. This Note is being delivered in and for all purposes shall be construed in accordance with and governed by the laws of the State of Maryland , without regard to the conflicts of laws provisions thereof.
     13. Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement. This Note shall be binding upon any successors or assigns of the Company.
     14. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.
     15. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.
     16. Delays. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right.
     17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     18. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.
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     IN WITNESS WHEREOF, [Name of Corporation] has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

INDIA GLOBALIZATION CAPITAL, INC.
a Maryland corporation

	By	/s/ Ram Mukunda

Print Name Ram Mukunda

	Title	President

Accepted and Agreed to:

INITIAL HOLDER:

	Oliveira	Capital LLC

Print Name of Holder

	By	/s/ Steven M. Oliveira

(Signature)

Steven M. Oliveira

(Print Name, if signing on behalf of entity)

President

Title (if applicable)

Address: